                                 CODE OF ETHICS
                                       OF
                           INVESTBIO OPPORTUNITY TRUST
                                 JUNE 25, 2002


1.   APPLICABILITY.

     This Code of Ethics (the "Code") of InvestBio Opportunity Trust, a Delaware Business Trust (the "Trust"), is adopted by the Board of Trustees (the "Trustees") of the Trust, pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act") to establish rules of conduct for "Access Persons" (as defined in this Code) of the Trust. For purposes of this Code, Access Persons shall include: (i) any trustee, director, officer or general partner of a fund or of a fund's investment adviser or sub-adviser, or any employee of a fund or of a fund's investment adviser or sub-adviser who, in connection with his(1) regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities; or (ii) any trustee, director, officer, or general partner of a principal underwriter of the Trust or any funds thereof who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of securities for the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of securities.

     For purposes of this SECTION, a person does not become an Access Person solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

2.   ADVANCE CLEARANCE REQUIREMENTS AND PROHIBITED CONDUCT.

          A.   ADVANCE CLEARANCE

     Advance clearance must be obtained for any personal transaction in a security by an Access Person if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. For purposes of this section, a person generally is deemed to have a beneficial ownership in securities if: (i) the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities, and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (ii) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities as interpreted by reference to Rule 16a-1 under the Securities Exchange Act of 1934, as amended,

----------
(1) In this Code, any reference to or use of the masculine gender is deemed to include the feminine gender.

except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that an Access Person has or acquires. Generally, a person is deemed to have beneficial ownership if the person has the right to acquire beneficial ownership in the security within sixty (60) days, including any right to acquire the security through the exercise of any option, warrant or right; the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

          B.   PROHIBITED CONDUCT

               (1)  ACCESS PERSONS WHO ARE NOT INDEPENDENT TRUSTEES

                    (a) No Access Person shall buy or sell any security for his own account or for an account in which he has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

                         (i) advance clearance of the transaction has been obtained; and

                         (ii) the transaction is reported in writing to the Trust in accordance with the requirements of
                               Section 4 below.

                    (b) No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he knows or should have known at the time of such purchase or sale:

                         (i) is being considered for purchase or sale by the Trust; and

                         (ii)  is being purchased or sold by the Trust.

                         For purposes of this SUBSECTION, a security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                    (c) No Access Person shall recommend any securities transaction by the Trust without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:

                         (i) his direct or indirect beneficial ownership of any securities of such issuer;

                         (ii) any contemplated transaction by such person in such securities;

                         (iii) any position with such issuer or its affiliates;
                               and

                         (iv) any present or proposed business relationships between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                    (d) No Access Person shall, directly or indirectly, in connection with the purchase or sale of any securities held or to be acquired by the Trust:

                         (i) employ any device, scheme or artifice to defraud the Trust;

                         (ii) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

                         (iii) engage in any act, practice or course of
                               business which operates or would operate as a fraud or deceit upon the Trust.

     For purposes of this SECTION, the term "security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States, short term securities which are "government securities" as defined in Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments as designated by the Trustees.

               (2)  ACCESS PERSONS WHO ARE INDEPENDENT TRUSTEES

     An Access Person who is an independent trustee and not an "interested person" as defined in the Act (an "Independent Trustee") shall be required to report a transaction on Attachment A attached hereto, only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold, by the Trust or was being considered for purchase or sale by the Trust or any fund thereof or its investment adviser or sub-adviser. The "should have known standard" implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Trust's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Trust's portfolio holdings, market considerations, or the Trust's investment policies, objectives and restrictions.

          C.   PERSONAL SECURITIES TRADING

               (1) Each Access Person of the Trust who engages in securities trades on his own behalf is required to instruct his broker(s) to forward copies of all confirmations and account statements to be received within ten (10) days following the date of such purchase, to the

Designated Supervisory Person. Copies of all such letters to brokers must also be forwarded to the Designated Supervisory Person.

               (2) Confirmations and statements are required for all accounts in which the Access Persons may be deemed under law to be the beneficial owner in section 2.A of the securities being traded. Following is a list of persons or entities whose accounts should be included:

     - Any relative who shares your household, including but not limited to your spouse and your children (including minor children);

     - A trust in which you have a beneficial interest, unless you have no direct or indirect control over the trust;

     -    A trust under which you are a trustee;

     -    A revocable trust as to which you are a settlor;

     - A corporation (excluding companies affiliated with the Trust) of which you are an officer, director of 10% or greater stockholder; or

     - A partnership of which you are a partner (including most investment clubs) unless you have no direct or indirect control over the partnership.

               (3) In addition to having your brokers provide information on trades as set forth above, each Access Person must submit a report on the form attached hereto as Attachment A to the Designated Supervisory Person within ten
(10) days after the end of each calendar quarter.

          D.   RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

     All restrictions and limitations contained in this SECTION are applicable to all Access Persons except Independent Trustees:

               (1) Private placements of any kind may only be acquired with special permission from the Designated Supervisory Person and, if approved, will be subject to continuous monitoring for possible future conflict. Any Access Person wishing to request approval for private placements must complete an Access Person Advance Clearance Request Form and submit the form to the Designated Supervisory Person. A copy of this form, which may be revised from time to time, is attached hereto as Attachment E. Where the Designated Supervisory Person approves any acquisition of private placements, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five (5) years after the end of the fiscal year in which the approval was granted.

               (2) Access Persons may only acquire a security in an Initial Public Offering (IPO) with special permission of the Designated Supervisory Person and if approved, will be subject to continuous monitoring for possible future conflict. Any Access Person wishing to request approval for an IPO must complete an Access Person Advance Clearance

Request Form, as described above, and submit the form to the Designated Supervisory Person. Where the Designated Supervisory Person approves any acquisition of IPOs, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five (5) years after the end of the fiscal year in which the approval was granted.

               (3) Any Access Person who acquires securities from an issuer through a private placement must affirmatively disclose that interest if such Access Person is involved in consideration of any subsequent investment decision by the Trust regarding any security of that issuer or its affiliate. In such event, the final investment decision shall be independently reviewed by the Designated Supervisory Person. Written records of any such circumstance shall be maintained by the Designated Supervisory Person.

          E.   ADVANCE CLEARANCE REQUIREMENTS

               (1)  PROCEDURES

     The Designated Supervisory Person is designated by the Trust to monitor the overall compliance with this Code. As of the date hereof, the Designated Supervisory Person is Donald Geraghty. The designation included herein made by the Trust may be amended from time to time.

                    (a)  FROM WHOM OBTAINED

     Subject to the limitations and restrictions of subsection 2.D. above, advance clearance of a personal transaction in a security must be obtained from the Designated Supervisory Person.

     The Trust has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned advance clearance procedures.

                    (b)  TIME OF ADVANCE CLEARANCE

     All approved securities transactions must take place (prior to 4:00 p.m.
EST) within five (5) business days from and including the date on which complete advance clearance is obtained. If the transaction is not completed on the final day of advance clearance, a new advance clearance must be obtained, including one for any uncompleted portion. Post-approval is NOT permitted under the Code. If it is determined that a trade was completed before approval, it will be considered a violation of this Code.

                    (c)  FORM

     Advance clearance must be obtained by completing and signing the Access Person Advance Clearance Request Form provided (as described above) for that purpose by the Trust and obtaining the Designated Supervisory Person's signature as indicated in subsection 2.E.(1)(a) above.

                    (d)  FILING

     The Access Person Advance Clearance Request Form must be filed with the Designated Supervisory Person by noon of the day prior to execution of such trade for filing in the respective individual's file. A copy shall be retained by the Access Person for his records. (If an advance clearance request is denied, a copy of the form will be maintained with the Designated Supervisory Person.)

               (2) FACTORS CONSIDERED IN ADVANCE CLEARANCE OF PERSONAL TRANSACTIONS

     In addition to the limitations and restrictions set forth in this Code, the Designated Supervisory Person, in keeping with the general principles and objectives of this Code, may refuse to grant advance clearance of a personal transaction in his sole discretion without being required to specify any reason for the refusal. Generally, the Designated Supervisory Person will consider the following factors in determining whether or not to clear a proposed transaction:

                    (a) whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security;

                    (b) whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any of its clients; and

                    (c) whether the transaction is non-volitional on the part of the individual.

3.   EXEMPT TRANSACTIONS.

          A.   THE PROHIBITIONS DESCRIBED IN THIS CODE SHALL NOT APPLY TO:

               (1) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               (2) purchases or sales of securities which are not eligible for purchases or sale by the Trust;

               (3) purchases or sales that are non-volitional on the part of the Access Person;

               (4) purchases that are part of an automatic dividend reinvestment plan;

               (5) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

               (6) any securities transaction, or series of related transactions, involving 1,000 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion; or

               (7) purchases or sales for which the Access Person has received prior approval from the Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code, Rule 17j-1 and Section 17(j) of the Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Trust because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Trust.

          B.   EXEMPT SECURITIES

     The securities listed below are exempt from the restrictions of section 2.C., the advance clearance requirement of section 2.D. and the quarterly and annual reporting requirements of section 4. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

               (1)  U.S. Government Securities;

               (2)  Bank Certificates of Deposit;

               (3)  Bankers' Acceptances;

               (4) Commercial Paper and high quality short-term debt instruments (including repurchase agreements);

               (5) Purchases which are part of an automatic dividend reinvestment plan (all employees with dividend reinvestment plans must submit a memorandum to the Designated Supervisory Person Department and sales must be pre-approved); or

               (6) Shares issued by open-end investment companies (mutual funds) (closed-end funds must be pre-approved).

          C.   EXEMPTION FROM ADVANCE CLEARANCE REQUIREMENT

     Advance clearance is not required for any account over which the Access Person has no influence or control. In case of doubt, the Access Person may state on the Transaction/New Account Report of Securities Transaction form that he disclaims any beneficial ownership in the securities involved.

4.   REPORTING.

     All Access Persons, other than Independent Trustees as set forth herein, must submit the reports attached hereto and as set forth below. Attached hereto as Attachment C is an Access Person List, which provides a list of Access Persons of the Trust. In addition, a certification to the Trustees as described below must be submitted on Attachment D.

          A.   INITIAL AND ANNUAL HOLDINGS REPORTS (ATTACHMENT B)

     All Access Persons, other than Independent Trustees, must file a completed Initial and Annual Holdings Report, in the form of Attachment B hereto, (to be updated by filing a Transaction/New Account Report) within ten (10) calendar days of commencement of their employment, or otherwise becoming subject to this Code, and thereafter on an annual basis following the end of the calendar year in compliance with Rule 17j-1 under the Act. The information must be current as of a date not more than thirty (30) days before the report is submitted.

     Access Persons, other than Independent Trustees, will be required to provide a listing of all non-exempt securities holdings, as of the date of commencement of employment, as well as a listing of all outside brokerage accounts.

          B.   TRANSACTION/NEW ACCOUNT REPORT (ATTACHMENT A)

     All Access Persons, other than Independent Trustees, must file a completed Transaction/New Account Report, in the form of Attachment A hereto, within ten
(10) calendar days after (i) opening an account with a broker, dealer or bank in which covered securities are held, or (ii) entering into any personal securities transactions in which an Access Person has any direct or indirect beneficial ownership.

     Access Persons must file a Report during the time frame described above, even if such person made no purchases or sales of securities during the period covered by the report. Any officer or Trustee exempt from advance clearance is subject to the quarterly reporting requirements.

          C.   QUARTERLY TRANSACTION REPORTS (ATTACHMENT A)

     Rule 17j-1 under the Act requires Access Persons, excluding Independent Trustees in accordance with section 2.B.(2), to report personal securities transactions to the Designated Supervisory Person at least quarterly ("quarterly transaction reports") by filing a completed Transaction/New Account Report. Quarterly transaction reports are required to be submitted no later than ten
(10) calendar days after the end of the calendar quarter. The report shall contain the following information: (i) the date of the transaction and the number of shares of each Covered Security involved; (ii) the nature of the transaction; (iii) the price at which the transaction was effected; and (iv) the name of the broker-dealer or bank through which the trade was effected.

          D.   ACCESS PERSON CERTIFICATION FORM (ATTACHMENT D)

     In accordance with the Access Person Certification Form (the
"Certification"), attached hereto as Attachment D, all Access Persons and all employees of the Trust must certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Trust's

Code that the Trust has adopted procedures designed to be reasonably necessary to prevent Access Persons from violating the Trust Code and the required provisions of the Investment Company Act and that he has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

5.   SANCTIONS.

     If a determination is made that an Access Person has committed a violation of this Code, the officer or Trustee of the Trust shall bring the matter to the attention of the counsel to the Trust. The Trustees may impose such sanctions as it deems appropriate, or other actions may be taken, including but not limited to, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), a maximum fine of $1,000, civil referral to the Securities and Exchange Commission (the "SEC"), criminal referral and termination of the employment of the violator for cause. An Access Person may also be required to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated and shall be forwarded to a charitable organization.

6.   ADMINISTRATION OF CODE OF ETHICS.

     The investment adviser, sub-adviser and distributor to the Trust shall:

     1. Submit to the Board of the Trust for approval a copy of the code of ethics adopted by such investment adviser, sub-adviser and distributor pursuant to Rule 17j-1 of the Investment Company Act;

     2. Within six months of adoption of any material amendment to such investment adviser's, sub-adviser's and distributor's code, the investment adviser, sub-adviser and distributor must provide the material changes to the Board of Trustees of the Trust for approval;

     3. Promptly furnish to the Trust, upon request, all information regarding any material violation of such code by any person who is an Access Person of the Trust; and

     4. The investment adviser, sub-adviser and distributor shall provide on an annual basis (i) a written report that describes issues that arose during the previous year under its code of ethics, including, but not limited to, material violations of its procedures and (ii) a written certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

7.   CONFIDENTIALITY.

     All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation.

8.   OTHER LAWS, RULES AND STATEMENTS OF POLICY.

     Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Trust.

9.   FURTHER INFORMATION.

     If any person has any question with regard to the applicability of the provisions of this Code, generally or with regard to any securities transaction or transactions, he should consult the Designated Supervisory Person.

10.  EFFECTIVE DATE.

     All employees, officers and Trustees of the Trust (whether or not Access Persons) are required to sign a copy of this Code indicating their agreement to abide by the terms of this Code.

     In addition, all employees, officers and Trustees of the Trust will be required to certify annually that (i) they have read and understand the terms of the Code and recognize the responsibilities and obligations incurred by their being subject to the Code, and (ii) they are in compliance with the requirements of the Code, including but not limited to the reporting of all brokerage accounts, the advance clearance for Access Persons and all non-exempt personal securities transactions in accordance with the Code.

                                  ATTACHMENT A

                           INVESTBIO OPPORTUNITY TRUST
                        TRANSACTION/NEW ACCOUNT REPORT(1)
                           OF SECURITIES TRANSACTIONS
                    FOR QUARTER ENDING ________________, 2002

To:

During the quarter referred to above, the following transactions were effected in securities which are required to be reported by the Trust's Code of Ethics, on behalf of the Trust, and Rule 17j-1 under the Investment Company Act of 1940, as amended, where I had, or by reason of such transactions acquired, direct or indirect beneficial ownership.

Note: In lieu of entering the information requested below, you may attach a copy of each confirmation statement or monthly account statements from the broker, dealer, or bank maintaining your securities account(s).

------------------------------------------------------------------------------------------------------------
NAME OF                                                    NO. OF SHARES OR
SECURITY/CUSIP   DATE ACCOUNT                PURCHASE OR   PRINCIPAL AMOUNT   PURCHASE/SALE   BROKER, DEALER
NUMBER           ESTABLISHED    TRADE DATE   SALE          OF SECURITY        PRICE           OR BANK
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

Fill out all trade details completely. The date should include the month, day and year. If no reportable transactions have occurred, please answer NONE.

This report excludes (1) transactions of which I had no direct or indirect influence or control, (2) other transactions not required to be reported (e.g., U.S. Government securities, commercial paper, bank obligations, and shares in open end investment companies), and (3) is not an admission that I have or had any direct beneficial ownership of the securities listed above.

-----------------------            ----------------------------
Date Filed                         Signature

-----------------------            ----------------------------
Reason for Approval                Print Name

-----------------------            ----------------------------
Approval Date                      Title

                                   Permission Denied
                                                    ----------------------------
                                   Denial Date
                                              ----------------------------------
----------
(1) If you are an Independent Trustee, then you only need to report a transaction if you, at the time of the transaction, knew or in the ordinary course of fulfilling your official duties as a Trustee of the Trust, should have known that, during the 15-days immediately before or after your transaction in a security (1) the Fund purchased or sold such security or
     (2) the Fund or its investment adviser considered purchasing or selling such security.

                                  ATTACHMENT B

                           INVESTBIO OPPORTUNITY TRUST
                                 CODE OF ETHICS

                        FOR ALL ACCESS PERSONS OTHER THAN
               INDEPENDENT TRUSTEES OF INVESTBIO OPPORTUNITY TRUST


                       INITIAL AND ANNUAL HOLDINGS REPORT


NAME/ADDRESS
OF BROKER/          ACCOUNT     ACCOUNT     SECURITY        DATE ACCOUNT     NUMBER OF
DEALER OR BANK      NAME        NUMBER      DESCRIPTION     ESTABLISHED      SECURITIES HELD
--------------      ----        ------      -----------     -----------      ---------------

Attached are the Covered Securities(1) beneficially owned by me as of the date of this Initial and Annual Holdings Report.



---------------------
Print or Type Name

---------------------
Signature

---------------------
Date

----------
(1) Covered Security means a security as defined in section 2(a)(36) of the Investment Company Act of 1940, as amended [15 U.S.C. 80a-2(a)(36)], except that it does not include:

          (i)    Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii)  Shares issued by open-end funds.

                                  ATTACHMENT C

                           INVESTBIO OPPORTUNITY TRUST
                               ACCESS PERSON LIST


     Below is a list of Access Persons,(1) as defined in Rule 17j-1 of the Investment Company Act of 1940, as amended, under the InvestBio Opportunity Trust, Code of Ethics.



Dated: _________________, 2002.




----------
(1) The actual names of the Access Persons will be provided supplementally. A list of such names will be kept with the Trustees and may be amended from time to time, as required.

                                  ATTACHMENT D

                           INVESTBIO OPPORTUNITY TRUST
                                 CODE OF ETHICS

               INITIAL AND ANNUAL CERTIFICATION BY ACCESS PERSONS

                                       AND

          CERTIFICATION TO TRUSTEES OF THE INVESTBIO OPPORTUNITY TRUST

     InvestBio Opportunity Trust (the "Trust"), requires that all trustees, officers and employees of the Trust("Access Persons") certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Trust's Code of Ethics (the "Code"). If such employees are deemed to be Access Persons under the Code (except as otherwise provided in the Code), they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports to the Designated Supervisory Person, listing all personal securities transactions in Covered Securities(1) for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions to be received within ten (10) days following the date of such purchase, directly to the Designated Supervisory Person, who compares them to the required Transaction/New Account Reports. Additionally, the Designated Supervisory Person undertakes a quarterly review of all Access Person's personal securities transactions.

     I have read and understand the Code of Ethics. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

--------------------------------                     ---------------------------
Type or Print Name                                   Date

--------------------------------------------
Signature of Access Person

The undersigned hereby certifies that the Trust has adopted procedures designed to be reasonably necessary to prevent Access Persons from violating the Trust's Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

---------------------------------------------------------       ---------------
Designated Supervisory Person/InvestBio Opportunity Trust       Date


----------
(1) Covered Security means a security as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended [15 U.S.C.80a-2(a)(36)], except that it does not include:

          (i)    Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii)  Shares issued by open-end funds.

                                  ATTACHMENT E

                  ACCESS PERSON ADVANCE CLEARANCE REQUEST FORM

     Designated Supervisory Person:

     On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself and my immediate family sharing the same household, in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended, trusts of which I am trustee or another account in which I have a beneficial ownership or legal title, and which are required to be pre-approved pursuant to the Code of Ethics of InvestBio Opportunity Trust.

         (Use approximate dates and amounts of proposed transactions.)

---------------------------------------------------------------------------------------------
                                 NO. OF                    NATURE OF
                  PROPOSED      SHARES OR     DOLLAR      TRANSACTION     BROKER/
    NAME OF         DATE        PRINCIPAL    AMOUNT OF     (PURCHASE,    DEALER OR
    SECURITY   OF TRANSACTION    AMOUNT     TRANSACTION   SALE, OTHER)     BANK      PRICE
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                                 Print
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------
Date
Filed:                                           Signature:
      -----------------------------                        ---------------------
Reason Permission                                Permission Denied:
Granted:                                                           -------------
        --------------------------
Approval                                         Denial
Date:                                            Date:
     -----------------------------                    --------------------------